         Limited Power Of Attorney For Section 16 Reporting Obligations

Know all by these presents, that Hubert Birner, Ph. D. hereby makes, constitutes and appoints each of Jeffrey D. Abbey and Lori R. Harrelson, signing singly and each acting individually, as Dr. Birner's true and lawful attorney-in-fact with full power and authority as hereinafter described to:

        (1)     execute for and on behalf of Dr. Birner, in Dr. Birner's
capacity as an officer and/or director of, and/or holder of equity in, Argos
Therapeutics, Inc. (the "Company"), Forms 3, 4, and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act");

        (2)     do and perform any and all acts for and on behalf of Dr. Birner which may be necessary or desirable to prepare, complete and execute any such
Form 3, 4, or 5, prepare, complete and execute any amendment or amendments thereto, and timely deliver and file such form with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority, including without limitation the filing of a Form ID or any other application materials to enable Dr. Birner to gain or maintain access to the Electronic Data
Gathering Analysis and Retrieval System of the SEC;

        (3)     seek or obtain, as Dr. Birner's representative and on Dr.
Birner's behalf, information regarding transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and Dr. Birner hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and

        (4)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, Dr. Birner, it being understood that the documents executed by such attorney-in-fact on behalf of Dr.
Birner pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney- in-fact may approve in such attorney-in-fact's discretion.

Dr. Birner hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as Dr. Birner might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Dr.
Birner acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of Dr. Birner, are not assuming nor relieving, nor is the Company assuming nor relieving, any of Dr. Birner's responsibilities to comply with Section 16 of the Exchange Act. Dr. Birner acknowledges that neither the Company nor the foregoing attorneys-in-fact assume (i) any liability for Dr.
Birner's responsibility to comply with the requirement of the Exchange Act, (ii)
any liability of Dr. Birner for any failure to comply with such requirements, or
(iii) any obligation or liability of Dr. Birner for profit disgorgement under
Section 16(b) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until Dr. Birner is no longer required to file Forms 3, 4, and 5 with respect to Dr. Birner's holdings of and transactions in securities issued by the Company, unless earlier revoked by Dr. Birner in a signed writing delivered to the foregoing attorneys-
in-fact.

IN WITNESS WHEREOF, Dr. Birner has caused this Power of Attorney to be executed as of this February 6th, 2014.

                                     /s/ Rolf Starck
                                     -----------------------------------
                                     Signature
                                     Name: Rolf Starck
                                     Attorney-in-fact for Hubert Birner, Ph. D.